Exhibit 99.16

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Unaudited Interim Condensed Statements of Revenues and Direct Operating Expenses

Three Months Ended March 31, 2023 and 2022

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Table of Contents

Page
Independent Auditors’ Report	1

Unaudited Interim Condensed Statements of Revenues and Direct Operating Expenses	3

Notes to Unaudited Interim Condensed Statements of Revenues and Direct Operating Expenses	4

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Unaudited Interim Condensed Statements of Revenues and Direct Operating Expenses

(in thousands)

	Three Months Ended March 31,
	2023	2022
REVENUES:
Crude oil, natural gas and natural gas liquids royalties	$2,678	$374

DIRECT OPERATING EXPENSES:
Severance taxes	119	17

REVENUES IN EXCESS OF DIRECT OPERATING EXPENSES	$2,559	$357

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Unaudited Interim Condensed Statements of Revenues and Direct Operating Expenses

Note 1. Basis of Presentation

Description

On February 12, 2019, Black Swan Oil & Gas, LLC (“BSOG”) formed 1025 Investments, LLC (“1025 Investments”), a wholly owned subsidiary, to own certain mineral and royalty interests with respect to BSOG and third-party operated oil and gas properties.

The accompanying unaudited interim condensed statements of revenues and direct operating expenses (the “Unaudited Statements”) represent certain interests held in 1025 Investments (the “Interests”). The Unaudited Statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) as they do not include certain revenues recognized and expenses, including but not limited to general and administrative expenses, depletion and amortization, provision for income taxes and other income and expense items not directly associated with revenues from crude oil, natural gas and natural gas liquids (“NGLs”). Furthermore, no balance sheet has been presented for the Interests as they were not accounted for as a separate subsidiary or division and complete financial statements thereof are not available, nor has information about the operating, investing, and financing cash flows been provided for similar reasons. Accordingly, the Unaudited Statements are presented in lieu of full financial statements. The Unaudited Statements are not indicative of the results of operations on a go forward basis.

Note 2. Summary of Significant Accounting Policies

Use of Estimates

Preparation of the Unaudited Statements in conformity with US GAAP requires management of 1025 Investments to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting periods for the Interests. Actual results could differ from the estimates and assumptions utilized.

Revenue Recognition

Crude oil, natural gas and NGLs royalty revenues are recognized at the point in time when control of the product is transferred to the purchaser by the operator and collectability of the sales price is reasonably assured. Revenues are priced on the delivery date based on prevailing market prices with certain adjustments related to quality and physical location.

The following table presents the disaggregation of crude oil, natural gas and NGL royalty revenue of the Interests (in thousands):

	Three Months Ended March 31,
	2023	2022
Crude oil	$2,103	$186
Natural gas	512	10
NGLs	63	178

Total crude oil, natural gas and NGL sales, net	$2,678	$374

CERTAIN INTERESTS IN 1025 INVESTMENTS, LLC

Notes to the Unaudited Interim Condensed Statements of Revenues and Direct Operating Expenses

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of production taxes associated with royalty revenues. Under US GAAP, royalty payments are reduced only by applicable state severance taxes.

Note 3. Summary of Significant Accounting Policies

Contingencies

The Interests may become subject to potential claims and litigation in the normal course of operations. 1025 Investments is not aware of any legal, environmental or other contingencies that would have a material effect on the Unaudited Statements.

Note 4. Subsequent Events

On April 3, 2023, Ovintiv Inc. announced it had entered into a definitive purchase agreement to purchase the Interests, with an effective date of January 1, 2023. The purchase of the Interests is expected to close during the second fiscal quarter, subject to the satisfaction of customary closing conditions and customary closing adjustments.

1025 Investments has evaluated subsequent events through May 8, 2023, the date the Unaudited Statements were available to be issued, and has concluded there are no other material subsequent events that would require recognition or disclosure in these Unaudited Statements other than described above.

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